Exhibit 32.1

    CERTIFICATE OF CHIEF EXECUTIVE OFFICER REQUIRED BY 18 U.S.C. SECTION 1350

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended November 1, 2003 (the "Report") by Loehmann's Holdings, Inc. ("Registrant"), the undersigned hereby certifies that, to the best of his knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

     Date: December 15, 2003

                                          /s/ Robert N. Friedman
                                          --------------------------------------
                                          Name:  Robert N. Friedman
                                          Title: President and Chief Executive
                                                   Officer


         A signed original of this written statement required by 18 U.S.C.
Section 1350 has been provided to Loehmann's Holdings, Inc. and will be retained by Loehmann's Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



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